Exhibit 99.1

SIGNET UK FINANCE PLC ANNOUNCES A CASH TENDER OFFER FOR ITS OUTSTANDING 4.700% SENIOR NOTES DUE 2024 AND REFINANCING OF ITS EXISTING CREDIT FACILITIES

HAMILTON, Bermuda--(BUSINESS WIRE)--(September 5, 2019) Signet UK Finance plc, a wholly-owned subsidiary of Signet Jewelers Limited (“Signet”) (NYSE:SIG), (the “Company”), today announced that it is commencing a tender offer to purchase any and all of its outstanding 4.700% Senior Notes due 2024 (CUSIP No. 82671AAA1) (the “Notes”) through a cash tender offer (the “Tender Offer”).

Outstanding Principal Amount	CUSIP Number	Security Description	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)(2)
$400,000,000(3)	82671AAA1	4.700% Senior Notes due 2024	$920.00	$30.00	$950.00
(1)	Per $1,000 principal amount of Notes validly tendered and accepted.
(2)	Inclusive of the Early Tender Premium.
(3)	Represents outstanding principal amount of Notes.

The Tender Offer will expire at 11:59 p.m., New York City time, on October 2, 2019, which time and date may be extended (the “Expiration Time”). Under the terms of the Tender Offer, holders of the Notes who validly tender and do not validly withdraw their Notes and consents prior to 5:00 p.m., New York City time, on September 18, 2019, which time and date may be extended (the “Early Tender Time”), will be eligible to receive the “Total Consideration,” which is equal to $950.00 per $1,000 principal amount of Notes validly tendered. The Total Consideration is equal to the sum of (i) $920.00 per $1,000 in principal amount of Notes validly tendered, or the “Tender Offer Consideration,” plus (ii) $30.00 per $1,000 in principal amount of the Notes validly tendered, or the “Early Tender Premium.” Tendered Notes may be withdrawn and the related consents may be revoked at any time prior to 5:00 p.m., New York City time, on September 18, 2019, which time and date may be extended, but not thereafter.

Holders of the Notes who validly tender their Notes after the Early Tender Time but on or before the Expiration Time will receive only the Tender Offer Consideration. In both cases, holders whose Notes are purchased in the Tender Offer will also be paid accrued and unpaid interest from the most recent interest payment date on the Notes to, but not including, the applicable settlement date.

In connection with the Tender Offer, the Company is soliciting the consents of holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Consent Solicitation”). The purpose of the Consent Solicitation and Proposed Amendments is to eliminate most of the restrictive covenants and certain default provisions of the indenture. Any holder who tenders Notes pursuant to the Tender Offer must also deliver a consent to the Proposed Amendments and to the execution and delivery of a supplement to the indenture governing the Notes. Delivery of consents to the Proposed Amendments by the holders of at least a majority of the aggregate principal amount of the outstanding Notes is required for the adoption of the Proposed Amendments (the “Requisite Consents”).

The completion of the Tender Offer and the related Consent Solicitation is subject to the satisfaction or waiver of certain conditions that are set forth in the Offer to Purchase, including, among other things, the majority of the Notes being validly tendered and the consummation of one or more debt financing transactions resulting in the Company having sufficient funds to repurchase all tendered Notes and refinance Signet’s existing senior credit facilities (the “Financing Transaction”), and is expected to include new fully-committed 5-year, $1.6 billion senior asset-based credit facilities (the “New Credit Facilities”).

Signet expects to enter into the New Credit Facilities with BofA Securities, Inc., Fifth Third Bank, JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC as joint lead arrangers and bookrunners and a syndicate of financial institutions and institutional lenders to refinance all outstanding amounts under its existing senior credit facilities that mature in July 2021, to refinance the Notes, to pay related fees and expenses, and for general corporate purposes. The new credit facilities are subject to final documentation and customary closing conditions. If any of the conditions to the Tender Offer is not satisfied or waived, Signet will not be obligated to purchase any of the tendered Notes. The consummation of the Financing Transaction is not conditioned on receipt of the Requisite Consents.

The full terms and conditions of the Tender Offer and Consent Solicitation are set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 5, 2019. The Company may, at its own discretion, amend, extend, or subject to certain conditions, terminate the Tender Offer or Consent Solicitation. BofA Merrill Lynch and J.P. Morgan Securities LLC will act as Dealer Managers for the Tender Offer and Solicitation Agents for the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to BofA Merrill Lynch at (888) 292-0070 (U.S. toll-free) or (980) 388-3846 (collect) and J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3424 (collect). Requests for documents relating to the Tender Offer may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent, at (212) 269-5550 (for banks and brokers) or (800) 591-6309 (for all others) or signet@dfking.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

None of Signet, its board of managers or board of directors, and the trustee for the Notes (or its Agents), the Information Agent, the Tender Agent, the Dealer Managers and Solicitation Agents or any of their respective affiliates makes any recommendation as to whether holders should tender, or refrain from tendering, all or any portion of the principal amount of their Notes pursuant to the Tender Offer or deliver, or refrain from delivering, any consent to the Proposed Amendments pursuant to the Consent Solicitation.

About Signet Jewelers

Signet Jewelers Limited is the world’s largest retailer of diamond jewelry. Signet operates approximately 3,300 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

Forward-Looking Statements

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, the expected entry into new credit facilities and completion of the Tender Offer. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: our ability to complete the Tender Offer, our ability to enter into the new credit facilities, market conditions, or other factors that relate to us, including our ability to implement Signet’s transformation initiative; the effect of U.S. federal tax reform and adjustments relating to such impact on the completion of our quarterly and year-end financial statements; changes in interpretation or assumptions, and/or updated regulatory guidance regarding the U.S. federal tax reform; the benefits and outsourcing of the credit portfolio sale including technology disruptions, future financial results and operating results; deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences, including tax consequences related thereto, especially in view of the Company’s recent market valuation; our ability to successfully integrate Zale Corporation and R2Net’s operations and to realize synergies from the Zale and R2Net transactions; general economic conditions; potential regulatory changes, global economic conditions or other developments related to the United Kingdom’s announced intention to negotiate a formal exit from the European Union; a decline in consumer spending or deterioration in consumer financial position; the merchandising, pricing and inventory policies followed by Signet; Signet’s relationships with suppliers and ability to obtain merchandise that customers wish to purchase; the failure to adequately address the List 4 tariff impact and or imposition of additional duties, tariffs, taxes and other charges or other barriers to trade; the reputation of Signet and its banners; the level of competition and promotional activity in the jewelry sector; the cost and availability of diamonds, gold and other precious metals; changes in the supply and consumer acceptance of gem quality lab created diamonds; regulations relating to customer credit; seasonality of Signet’s business; the success of recent changes in Signet’s executive management team; the performance of and ability to recruit, train, motivate and retain qualified sales associates; the impact of weather-related incidents on Signet’s business; financial market risks; exchange rate fluctuations; changes in Signet’s credit rating; changes in consumer attitudes regarding jewelry; management of social, ethical and environmental risks; the development and maintenance of Signet’s OmniChannel retailing; the ability to optimize Signet’s real estate footprint; security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems; changes in assumptions used in making accounting estimates relating to items such as credit outsourcing fees, extended service plans and pensions; risks related to Signet being a Bermuda corporation; the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors; Signet’s ability to protect its intellectual property; changes in taxation benefits, rules or practices in the U.S. and jurisdictions in which Signet’s subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in Internet commerce; and an adverse development in legal or regulatory proceedings or tax matters, any new regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” section of Signet’s Fiscal 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 3, 2019 and quarterly reports on Form 10-Q filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investors:
Randi Abada
SVP Corporate Finance Strategy & Investor Relations
+1 330 668 3489
randi.abada@signetjewelers.com

Media:
David Bouffard
VP Corporate Affairs
+1 330 668 5369
david.bouffard@signetjewelers.com